                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 8, 2003  accompanying  the consolidated financial statements of WebFinancial  Corporation and subsidiaries as of and for the  years ended  December  31,  2002 and 2001  contained  in this  Registration
Statement.   We  consent  to  the  use  of  the  aforementioned  report  in  the
Registration  Statement  and to the use of our  name  as it  appears  under  the caption "Experts."

/s/ Grant Thornton LLP
Salt Lake City, Utah
January 26, 2004